                                                                Exhibit 99.1
                       Annual Statement as to Compliance

                              NationsBank, N.A.

                      NationsBank Auto Grantor Trust 1995-A
                      --------------------------------------

     The undersigned, a duly authorized representative of NationsBank, N.A., as Servicer pursuant to the Pooling and Servicing Agreement dated as of December 6, 1995 (the "Agreement"), between NationsBank, N.A.; NationsBank, N.A. (South), formerly NationsBank of Florida, N.A. and NationsBank of Georgia, N.A.; and NationsBank of Texas, N.A., as Sellers and NationsBank, N.A., as Servicer, and The Chase Manhattan Bank, formerly Chemical Bank, as Trustee, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Agreement.

2. NationsBank, N.A. is as of the date hereof the Servicer under the Agreement.

3. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Officer's Certificate to the Trustee.

4.   The certificate is delivered pursuant to Section 3.10 of the Agreement.

5. A review of the activities of the Servicer during the calendar year ended December 31, 1996, and of its performance under the Agreement was made under my supervision.

6. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year, and no event which, with the giving of notice or passage of time or both, would constitute a default by the Servicer has occurred or is continuing.


IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 29th day of January, 1997.



                              By: /s/  Leslie J. Fitzpatrick
                                  --------------------------
                              Leslie J. Fitzpatrick
                              Senior Vice President

                                                              Exhibit 99.2


                        Report of Independent Accountants


 August 30, 1996

 To the Board of Directors of
 NationsBank, N.A. and Chase Manhattan Bank

 We have examined management's assertion, pursuant to section 3.11, about NationsBank, N.A.'s (the "Company") compliance with sections 3.1 (a), 3.1 (d), 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 4.1(a)
 (ii-iii), 4.1 (b)(i-iii), 4.2, 4.3, 4.4, 4.5(a-b), 4.7 and 9.1 except for references from such sections to a section (and references therefrom) in
 Article III or Article IV not specifically delineated herein - of the Pooling and Servicing Agreement for the Auto Grantor Trust 1995-A dated December 6, 1995 (the "Agreement"), between the Company, NationsBank of Texas, N.A., NationsBank of Florida, N.A. and NationsBank of Georgia, N.A., as Sellers; the Company, as Servicer; and Chase Manhattan Bank, formerly Chemical Bank, as Trustee and Collateral Agent, during the period December 6, 1995 to August 30, 1996 included in the accompanying Report of Management on Compliance with Pooling and Servicing Agreement. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

 Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

 In our opinion, management's assertion that the Company complied with the aforementioned sections of the Agreement for the period referred to above is fairly stated, in all material respects.



   By: /s/ Price Waterhouse LLP
       -------------------------

                                                   Exhibit 99.2


                     Report of Management on Compliance with
                         Pooling and Servicing Agreement


NationsBank, N.A. (the "Company") has responsibility for the monthly and annual reporting in compliance with the Pooling and Servicing Agreement (the "Agreement") for the Auto Grantor Trust 1995-A (the "Trust") dated December 6, 1995 between the Company, NationsBank of Texas, N.A., NationsBank of Florida, N.A. and NationsBank of Georgia, N.A., as Sellers; the Company, as Servicer; and Chase Manhattan Bank, formerly Chemical Bank, as Trustee and Collateral Agent. Management of the Company asserts that for the period of December 6, 1995 to August 30, 1996, the Company was in compliance with sections of the Agreement related to servicing of the Receivables held by the Trust in all material respects.



By: /s/ Leslie J. Fitzpatrick                   By: /s/ John W. Brothers
    -------------------------                       --------------------
        Leslie J. Fitzpatrick                           John W. Brothers
        Senior Vice President                      Senior Vice President
          NationsBank, N.A.                            NationsBank, N.A.


By: /s/ Charles S. Brummitt                     By: /s/ Thomas C. Bowers
    -----------------------                         --------------------
        Charles S. Brummitt                             Thomas C. Bowers
      Senior Vice President                        Senior Vice President
          NationsBank, N.A.                            NationsBank, N.A.

By: /s/ Tracy H. Chandler
    ---------------------
        Tracy H. Chandler
           Vice President
        NationsBank, N.A.